Exhibit 24.3
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints John J. Lipinski, James T. Rens and Edmund S. Gross, and each of them, his true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments and registration statements filed pursuant to Rule 462(b) and otherwise, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, or any of them, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.
     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of June, 2007.

/s/ Regis B. Lippert

Regis B. Lippert